--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 SCHEDULE 14A
                                  (RULE 14A)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                            (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE LAMSON & SESSIONS CO.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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
                              LAMSON & SESSIONS
                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 15, 1996

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the 1996 Annual Meeting of Shareholders to be held on Friday, April 26, 1996, at 9:00 a.m., local time, at The Ritz-Carlton, 1515 West Third Street, Cleveland, Ohio 44113.

     The matters expected to be acted upon by shareholders at this meeting will be the election of three directors for a three year term ending in 1999 and the approval of an increase in the number of Common Shares covered by the 1988 Incentive Equity Performance Plan. In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

                                            Sincerely,
                                            /s/ John B. Schulze
                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                              LAMSON & SESSIONS
                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at The Ritz-Carlton, 1515 West Third Street, Cleveland, Ohio 44113, on April 26, 1996, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

     (1) The election of three directors in Class III for three year terms expiring in 1999;

     (2) The approval of an increase of 650,000 in the number of Common Shares covered by The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan; and

     (3) Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of Common Shares of record at the close of business on March 4, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors.

                                            /s/ John B. Schulze
                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 15, 1996

                               ------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED IN ORDER THAT YOUR VOTE MAY BE COUNTED AT THE ANNUAL MEETING.

                              LAMSON & SESSIONS
                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 1996

                 DATE OF THE PROXY STATEMENT -- MARCH 15, 1996

                              GENERAL INFORMATION

GENERAL

     This Proxy Statement is furnished to holders of Common Shares, without par value (the "Common Shares"), of The Lamson & Sessions Co. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for the Annual Meeting of Shareholders to be held at The Ritz-Carlton, 1515 West Third Street, Cleveland, Ohio 44113, on April 26, 1996, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting"). Only holders of record of Common Shares at the close of business on March 4, 1996 will be entitled to notice of, and to vote at the Meeting. To ensure adequate representation at the Meeting, all shareholders are requested to mark, sign, date and return promptly the enclosed proxy.

     The Common Shares represented by the accompanying proxy will be voted in accordance with the instructions thereon if the proxy is received by the Company prior to the Meeting or by the Company's Secretary at the Meeting, provided that it has been properly executed and has not been previously revoked. If no instructions are given with respect to a specified matter to be acted upon, the proxy will be voted in favor of such matter and in accordance with the best judgment of the persons named as proxies in the proxy with respect to any other matter which may properly come before the Meeting. Any person giving a proxy pursuant to this solicitation may revoke such proxy at any time before it is voted by giving notice to the Company in writing prior to or at the Meeting. The shares represented by properly executed proxies not revoked will be voted on all matters acted upon at the Meeting.

QUORUM REQUIREMENTS

     The Company's Amended Code of Regulations provides that the holders of Common Shares entitling them to exercise 75% of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum to elect directors at the meeting. For all other business presently intended to be conducted at the Meeting, the holders of Common Shares entitling them to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum. The holders of a majority of the Common Shares represented at the Meeting, whether or not a quorum is present, may adjourn the Meeting without notice other than by announcement at the Meeting of the date, time and location at which the Meeting will be reconvened.

VOTE REQUIRED

     With respect to the election of directors, the three nominees within Class III receiving the greatest number of votes at the Meeting will be elected as the directors in Class III. (See "Election of Directors" following the section "Ownership of the Company's Common Shares.") Shares represented by proxies which are marked "abstain" on any proposal will be counted for the purpose of determining the number of shares represented by proxy at the Meeting but not in support of the proposal. Such proxies will thus have the same effect as if the shares represented thereby were voted against those proposals marked "abstain." Shares not voted on proxies returned by brokers will be treated as not represented at the Meeting and will have no effect on the election of directors.

CUMULATIVE VOTING

     If notice that cumulative voting is desired is given in writing by any shareholder to the President, a Vice President or the Secretary not less than forty-eight hours before the time fixed for holding the Meeting, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or to distribute such votes on the same basis among two or more nominees, as the shareholder sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the three nominees for Class III named below as possible.

SOLICITATION OF PROXIES

     All reasonable expenses of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying proxy, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. The Company will pay the standard charges of brokerage firms and other nominees or fiduciaries for sending the proxy materials to their principals who are beneficial owners of Common Shares and entitled to vote at the Meeting. In addition, the Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies at an anticipated fee of approximately $6,000, plus reasonable expenses.

                    OWNERSHIP OF THE COMPANY'S COMMON SHARES

     The Board of Directors of the Company has fixed the close of business on Monday, March 4, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date the Company had issued and outstanding 13,291,751 Common Shares, each of which is entitled to one vote at the Meeting.

     The following table sets forth as of January 15, 1996 (except as otherwise noted), information with respect to beneficial ownership of the Company's Common Shares by any shareholder known by the Company to beneficially own 5% or more of the Company's outstanding Common Shares.

                                          AMOUNT AND
                                           NATURE OF
         NAME AND ADDRESS                 BENEFICIAL         PERCENT OF
        OF BENEFICIAL OWNER                OWNERSHIP           CLASS
-----------------------------------    -----------------     ----------
Gabelli Funds, Inc.,
GAMCO Investors, Inc.
Mario J. Gabelli
  655 Third Avenue
  New York, New York 10017                  1,939,350(1)        14.59%
Pioneering Management Corporation
  60 State Street
  Boston, MA 02109                          1,305,200(2)         9.82%
Merrill Lynch & Co., Inc.
Merrill Lynch Group, Inc.
Princeton Services, Inc.
Fund Asset Management, L.P.
Merrill Lynch Phoenix Fund, Inc.
  250 Vesey Street
  New York, New York 10281                    879,400(3)         6.62%
TCW Group, Inc.
  865 So. Figueroa Street
  Los Angeles, CA 90017                       820,600(4)         6.17%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401              698,200(5)         5.25%

---------------
[FN]

(1) Mario J. Gabelli and various entities which he directly or indirectly controls and for which he acts as chief investment officer reported the ownership of such shares in a Schedule 13D dated January 26, 1993 which was filed with the Securities and Exchange Commission (the "SEC").

(2) Pioneering Management Corporation ("Pioneering"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G dated January 26, 1996 which was filed with the SEC. Pioneering disclaims beneficial ownership of all such shares.

(3) Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. (parent holding companies); Fund Asset Management, L.P. (investment advisor); and Merrill Lynch Phoenix Fund, Inc. (investment company) reported the beneficial ownership of such shares in a Schedule 13G dated February 6, 1996 which was filed with the SEC. Merrill Lynch Phoenix Fund, Inc., for which

    Fund Asset Management, L.P. acts as investment advisor, holds the reported securities. Each of the reporting persons disclaims beneficial ownership of all such shares.

(4) The TCW Group, Inc., formerly known as TCW Management Company, the parent holding company of Trust Company of the West (bank), TCW Asset Management Company (registered investment advisor), and TCW Funds Management, Inc. (registered investment advisor), reported the beneficial ownership of such shares in a Schedule 13G dated February 12, 1996 which was filed with the SEC. Each of the reporting persons disclaims beneficial ownership of all such shares.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G dated February 7, 1996 which was filed with the SEC. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The Board of Directors is divided into three classes. Each class currently consists of three members. One class is elected annually. The terms of the following Class III directors expire at the Meeting: A. Malachi Mixon, III, Kevin O'Donnell and John B. Schulze. Mr. O'Donnell has announced that he will retire from the Board of Directors at the end of the Meeting. The Board of Directors has maintained the number of directors following the Meeting at nine. For election as directors at the Meeting, the Compensation and Organization Committee has recommended, and the Board of Directors has approved, the renomination of Messrs. Mixon and Schulze and the nomination of John C. Morley to serve as directors in Class III for the three year term of office which will expire at the Annual Meeting of Shareholders in 1999. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and if no specification is made, to vote such proxy for the election of Messrs. Mixon, Morley and Schulze as Class III directors.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Meeting, Common Shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class III, and those continuing directors in Classes II and I who have previously been elected to terms which will expire in 1997 and 1998, respectively, and the director currently serving in Class III who will retire after the Meeting. Also listed is the year in which each first became a director of the Company, the individual's principal occupation, information relating to beneficial ownership of Common Shares of the Company as of January 15, 1996 (except for Mr. Morley whose share ownership is reported as of March 1996), and certain other information, based in part on data submitted by the directors and in part on the Company's records. Except for Mr. Schulze, who beneficially owns 3.41% of the Company's Common Shares, no director, nominee or officer beneficially owns as much as one percent of the Company's Common Shares. All directors and officers as a group beneficially own 7.31% of the Company's Common Shares.

                      NOMINEES FOR ELECTION AT THE MEETING

                                                                YEAR
            NAME, AGE                                          FIRST     COMMON SHARES
      PRINCIPAL OCCUPATION                                    BECAME A   BENEFICIALLY
         AND BUSINESS(1)              OTHER DIRECTORSHIPS     DIRECTOR       OWNED
---------------------------------  -------------------------  --------   -------------
CLASS III: TERM EXPIRES IN 1996
A. Malachi Mixon, III (55)         Invacare Corporation         1990          56,200
  Chairman of the Board,           Cleveland Clinic
  President and Chief Executive    Foundation
  Officer, Invacare Corporation    NCS Healthcare, Inc.
  (Manufacturer and distributor    Primus Venture Partners
  of home healthcare products)     The Sherwin Williams
                                   Company
John C. Morley (64)                Acheson Industries           1996           1,000
  Retired President and Chief      AMP Incorporated
  Executive Officer, Reliance      Cleveland-Cliffs, Inc.
  Electric Company (Manufacturer   Ferro Corporation
  of Electrical and                KeyCorp
  Telecommunications Equipment
  and Systems)
John B. Schulze (58)               The Huntington National      1984         477,534(2)(3)
  Chairman of the Board,           Bank
  President and Chief Executive
  Officer of the Company

                              CONTINUING DIRECTORS

                                                                YEAR
            NAME, AGE                                          FIRST     COMMON SHARES
      PRINCIPAL OCCUPATION                                    BECAME A   BENEFICIALLY
         AND BUSINESS(1)              OTHER DIRECTORSHIPS     DIRECTOR       OWNED
---------------------------------  -------------------------  --------   -------------
CONTINUING CLASS I: TERM EXPIRES IN 1998
Francis H. Beam, Jr. (60)          Advanced Lighting            1990          24,878
  President, Pepper Capital Corp.    Technologies, Inc.
  (Venture capital firm); Retired
  Vice Chairman and Regional
  Managing Partner, Ernst & Young
  (International accounting and
  management consulting firm)
Martin J. Cleary (60)              Guardian Life Insurance      1989          31,000
  President and Chief Operating    Company of America
  Officer, The Richard E. Jacobs
  Group (Real estate developer)

                                                                YEAR
            NAME, AGE                                          FIRST     COMMON SHARES
      PRINCIPAL OCCUPATION                                    BECAME A   BENEFICIALLY
         AND BUSINESS(1)              OTHER DIRECTORSHIPS     DIRECTOR       OWNED
---------------------------------  -------------------------  --------   -------------
D. Van Skilling (62)               None                         1989          22,988
  Executive Vice President and
  General Manager, TRW
  Information Systems and
  Services, TRW Inc.
  (Manufacturer of high
  technology products for space,
  defense, automotive and
  information systems markets)
CONTINUING CLASS II: TERM EXPIRES IN 1997
Leigh Carter (70)                  Centerior Energy             1991           8,000
  Retired President and Chief        Corporation
  Operating Officer, The           Adams Express Company
  BFGoodrich Co. (Producer of      Armada Funds
  chemicals, plastics and          Petroleum & Resources
  aerospace products); Retired     Corporation
  Chairman, Tremco, Incorporated   The Sherwin Williams
  (Subsidiary of BFGoodrich and    Company
  manufacturer of specialty
  chemical products)
John C. Dannemiller (57)           Bearings, Inc.               1988          23,416
  Chairman and Chief Executive     Star Bank Cleveland
  Officer, Bearings, Inc.          Star Bank Holding Co.
  (Distributor of bearings, power
  transmission components and
  related products)
George R. Hill (54)                None                         1990          22,958
  Senior Vice President, The
  Lubrizol Corporation (Full
  service supplier of performance
  chemicals to worldwide
  transportation and industrial
  markets)

                               RETIRING DIRECTOR

                                                                YEAR
            NAME, AGE                                          FIRST     COMMON SHARES
      PRINCIPAL OCCUPATION                                    BECAME A   BENEFICIALLY
         AND BUSINESS(1)              OTHER DIRECTORSHIPS     DIRECTOR       OWNED
---------------------------------  -------------------------  --------   -------------
RETIRING CLASS III:
Kevin O'Donnell (70)               RPM, Inc.                    1984           5,000
  Managing Director, O'Donnell &   The National Machinery
  Associates (Management           Company
  Consulting); Retired Chief
  Executive Officer, SIFCO
  Industries, Inc. (Manufacturer
  and marketer focusing on
  metalworking and related
  industrial technologies)
All present directors and
  executive
  officers as a group (14 persons)                                         1,024,731(2)(3)(4)

---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years.

(2) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 15, 1996 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 322,134 and all directors and executive officers as a group -- 626,635.

(3) Includes shares held jointly or in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC, but as to which shares the director may have disclaimed beneficial ownership. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 22,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

(4) Does not include 1,000 shares owned by Director-Nominee John C. Morley.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     Each of the Committees described below reports to the Board of Directors at the next meeting of the Board following a Committee meeting:

     THE AUDIT COMMITTEE: Messrs. O'Donnell (Chairman), Carter, Cleary and Hill currently are the members of the Audit Committee, which held two meetings during 1995. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent auditors, and reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's system of internal control. The Audit Committee also reviews the Form 10-K annual report to the SEC. The Audit Committee meets privately with the independent auditors and with the Company's internal auditors at each of its meetings.

     THE COMPENSATION AND ORGANIZATION COMMITTEE: Messrs. Skilling (Chairman), Beam, Dannemiller and Mixon currently are the members of the Compensation and Organization Committee, which held three meetings during 1995. The Compensation and Organization Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's incentive plans and base salary policies as they relate to the executive officers of the Company. The Committee also reviews and recommends candidates for election to the Board of Directors and appointments to any Committee of the Board. This Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of the Secretary of the Company.

     The Board of Directors held five meetings in 1995. Messrs. Cleary, Dannemiller, and Mixon each attended fewer than 75% of the aggregate of the meetings of the Board and the Committees on which they served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are each paid an annual retainer of $12,500 in respect of service on the Board of Directors and any Committee of the Board and a separate fee of $1,200 for attendance at a meeting of the Board or attendance at a Committee meeting. Effective January 1, 1995, standing Committee Chairmen receive an annual fee of $1,500. A director who is an employee of the Company does not receive any fees or other remuneration for his services as a director or a member of any Committee of the Board. The Company has established a Deferred Compensation Plan for Nonemployee Directors, under which directors may elect to defer annual retainer and meeting fees. Pursuant to this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have such deferred compensation invested in Common Shares of the Company, such director will receive an additional sum, also invested in Common Shares, equal to 25% of the deferred amount.

     Nonemployee directors of the Company are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All nonemployee directors who have completed an aggregate of one year of continuous service ("Vesting Service") are eligible to participate. The Program generally provides for normal retirement benefits payable upon attainment of age seventy and completion of five years of Vesting Service. The Program also contains provisions for early retirement benefits and vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant.

     Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a nonemployee director at the time he ceases to be a nonemployee director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, his beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially-equivalent, lump sum payment.

     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN. In 1994, the Company's shareholders approved the Nonemployee Directors Stock Option Plan (the "Directors Plan"), authorizing the grant of options to nonemployee directors for the purchase of an aggregate of 60,000 Common Shares. The Directors Plan provides that each year on the Monday following the Annual Meeting of Shareholders, commencing in

1994, each individual elected, reelected or continuing as a nonemployee director will automatically receive a nonqualified option to purchase 1,000 Common Shares. The Board of Directors has reserved 60,000 Common Shares for issuance under the Directors Plan. The exercise price for such options will be the average of the high and low prices at which the Common Shares traded on the New York Stock Exchange ("NYSE") on the date of grant. If on the Monday following the Annual Meeting of Shareholders, the Common Shares do not trade on the NYSE, then the date of grant will be the next day on which trades occur. Options become exercisable one year after the date of grant and expire ten years after the date of grant.

     Upon normal retirement, options granted to a nonemployee director will continue to become exercisable and must be exercised within 36 months of retirement. Upon the death of a nonemployee director, his or her legal representative or heirs will have twelve months within which to exercise those options which were exercisable at the time of death.

     In the event that an individual ceases to serve as a nonemployee director for any reason other than retirement or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" or upon a "potential change in control" (each as defined in the Directors Plan) of the Company, all stock options fully vest and become exercisable.

     The Directors Plan will terminate, for purposes of granting further options, on April 22, 2000 unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders. The Directors Plan is administered by the Board of Directors.

     On May 1, 1995 each nonemployee director was granted a nonqualified option to purchase 1,000 Common Shares pursuant to the Directors Plan at an exercise price of $6.625 per share, which are scheduled to become exercisable on May 1, 1996.

                             EXECUTIVE COMPENSATION

     The summary compensation table below sets forth all compensation paid, earned or accrued for services in all capacities to the Company and its subsidiaries during the fiscal year ended December 30, 1995 to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                      ANNUAL                              -------------------------
                                                   COMPENSATION                           SECURITIES    PERFORMANCE
                                               --------------------     OTHER ANNUAL      UNDERLYING       UNIT        OTHER
     NAME AND PRINCIPAL POSITION       YEAR     SALARY      BONUS      COMPENSATION(1)     OPTIONS        PAYOUTS      (2)(3)
-------------------------------------  -----   --------    --------    ---------------    ----------    -----------    ------
John B. Schulze                         1995   $380,000    $359,000        $    --          80,000       $ 105,000     44,191
  Chairman of the Board,                1994    360,000     192,000             --          60,000              --     44,212
  President and Chief                   1993    360,000      54,000             --          60,000              --     44,321
  Executive Officer
James J. Abel                           1995    220,000     170,000             --          36,000          67,500     10,166
  Executive Vice President,             1994    208,000      90,000             --          30,000              --     10,190
  Secretary, Treasurer                  1993    179,581      26,250         37,976          30,000              --     10,219
  and Chief Financial Officer
Charles E. Allen                        1995    150,000      90,000             --          15,000          37,500     14,659
  Senior Vice President                 1994    150,000      60,000             --          20,000              --     14,716
                                        1993    148,834      21,500             --          20,000              --     14,771
Mark R. Buck                            1995    138,000      47,500             --          15,000          18,000      7,555
  Vice President -                      1994    125,000      42,000             --          12,000              --      3,487
  Carlon Electrical Products (4)        1993    114,000      25,000             --           8,000              --      2,747
A. Corydon Meyer                        1995    122,000      33,000             --          15,000          18,000      7,360
  Vice President -                      1994    110,500      29,000             --           8,000              --      2,317
  Lamson Home Products (4)              1993    100,500      12,000             --           7,000              --      2,169

---------------
[FN]

(1) The amount indicated for Mr. Abel with respect to 1993 represents the incremental cost to the Company of providing a club initiation fee of $32,700 and club dues of $1,082 as well as automobile lease payments, life insurance premiums and fees for personal income tax service. While other executive officers enjoy similar perquisites, such perquisites did not exceed 10% of the salary and bonus of any officer (Mr. Abel included) in 1994 or 1995.

(2) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Buck, and Mr. Meyer in 1995 of $39,691, $5,666, $10,159, $3,678 and $2,887, respectively; for Mr. Schulze, Mr. Abel and Mr. Allen in 1994 of $39,712, $5,690 and $10,216, respectively; and for Mr. Schulze, Mr. Abel, and Mr. Allen in 1993 of $39,824, $5,722 and $10,274, respectively.

(3) Includes matching contributions equal to 50% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan, which is available to all salaried employees. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Buck and Mr. Meyer in 1995 totaled $4,500, $4,500, $4,500,

    $3,877 and $4,473, respectively; in 1994 totaled $4,500, $4,500, $4,500,
    $3,487 and $2,317, respectively; and in 1993 totaled $4,497, $4,497, $4,497,
    $2,747 and $2,196, respectively.

(4) Carlon Electrical Products and Lamson Home Products are business units of the Company.

STOCK OPTIONS

     The Company has in effect the 1988 Incentive Equity Performance Plan ("1988 Plan"), pursuant to which grants and awards of various forms of equity ownership are outstanding or available for future grants to officers and key employees of the Company. In addition, options remain outstanding under the Company's 1978 Stock Option Plan ("1978 Plan"), which plan expired by its terms in 1988. Under the 1988 Plan, the Company may grant awards consisting of options to purchase Common Shares, stock appreciation rights held in tandem with stock options, restricted stock awards and/or deferred stock awards. All awards under the 1988 Plan are made by the Compensation and Organization Committee.

     The following table shows grants of stock options made to the executive officers named in the Summary Compensation Table during 1995 pursuant to the 1988 Plan and the value of the options at the date of grant thereof.

                     OPTION GRANTS DURING LAST FISCAL YEAR


                                                                                              GRANT
                                                                                               DATE
                                   INDIVIDUAL GRANTS                                          VALUE
----------------------------------------------------------------------------------------     --------

                                 NUMBER OF
                                 SECURITIES      % OF TOTAL
                                 UNDERLYING       OPTIONS                                     GRANT
                                  OPTIONS        GRANTED TO      EXERCISE                      DATE
                                  GRANTED       EMPLOYEES IN      PRICE       EXPIRATION     PRESENT
            NAME                   (#)(1)       FISCAL YEAR       ($/SH)         DATE        VALUE(2)
                                 ----------     ------------     --------     ----------     --------
John B. Schulze..............        80,000         35.2%         $ 5.81        02/23/05     $309,600
James J. Abel................        36,000         15.9%           5.81        02/23/05      139,320
Charles E. Allen.............        15,000          6.6%           5.81        02/23/05       58,050
Mark R. Buck.................        15,000          6.6%           5.81        02/23/05       58,050
A. Corydon Meyer.............        15,000          6.6%           5.81        02/23/05       58,050

---------------

(1) Options are exercisable after February 22, 1996 and then only as follows:
    1/3 when the Company's Common Shares price reaches $7.00; 1/3 when the Company's Common Shares price reaches $8.125; and 1/3 when the Company's Common Shares price reaches $9.25. In the event of a "change in control" or "potential change in control" (each as defined in the 1988 Plan) of the Company, all stock options and stock appreciation rights fully vest and become exercisable, all restrictions and deferral limitations are lifted on restricted and deferred stock, and any and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60 day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 21 quarters of stock prices; interest rate assumptions based on the Ten-year Treasury Strip Yield, as reported in The Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise upon the maturity of the option.

     The following table shows information with respect to the exercise of options during 1995 and to the unexercised options to purchase the Company's Common Shares under the 1978 and 1988 Plans held at December 30, 1995, the Company's fiscal year end, by the executive officers named in the Summary Compensation Table.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                        FISCAL YEAR-END OPTION/SAR VALUES
                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                              OPTIONS/SARS                    IN-THE-MONEY
                                                      HELD AT DECEMBER 30, 1995(#)        OPTIONS/SARS HELD AT
                                                                                          DECEMBER 30, 1995(1)
                      SHARES ACQUIRED      VALUE      ----------------------------    ----------------------------
        NAME            ON EXERCISE       REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------  ----------------    --------    -----------    -------------    -----------    -------------
John B. Schulze.....           --          $   --         228,800       160,000        $ 590,847       $ 258,940
James J. Abel.......           --              --          49,600        76,000          138,992         121,710
Charles E. Allen....           --              --          69,933        41,667          175,241          63,681
Mark R. Buck........           --              --          27,333        29,667           67,607          46,933
A. Corydon Meyer....           --              --          10,967        25,333           28,781          42,202

---------------

(1) Based on the closing price on the NYSE -- Composite Transactions of the Company's Common Shares on December 29, 1995 (the last trading day in fiscal year 1995) of $7.75.

LONG-TERM INCENTIVE PLAN AWARDS

     In 1995, the Compensation Committee's Long-Term Incentive Plan awards to officers and key employees were made through the grant of stock options as described above in the table immediately following the Summary Compensation Table and in accordance with the Committee's responsibilities as outlined below under the heading of "Stock Options and Long-Term Incentive Compensation."

PENSION BENEFITS

     The following table shows the estimated pension benefits for the executive officers named in the Summary Compensation Table above in straight life annuity amounts payable pursuant to The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan") upon retirement at age sixty-five during the year 1995 based upon the formula described below (prior to the adjustment for Social Security benefits):

                                  ANNUAL NORMAL RETIREMENT BENEFITS
                             FOR YEARS OF CREDITED SERVICE INDICATED(1)
       AVERAGE ANNUAL      -----------------------------------------------
       COMPENSATION(2)     15 YEARS     20 YEARS     25 YEARS     30 YEARS
       ---------------     --------     --------     --------     --------
          $ 100,000        $ 25,000     $ 33,333     $ 41,667     $ 50,000
            150,000          37,500       50,000       62,500       75,000
            200,000          50,000       66,667       83,333      100,000
            250,000          62,500       83,333      104,167      125,000
            300,000          75,000      100,000      125,000      150,000
            350,000          87,500      116,667      145,833      175,000
            400,000         100,000      133,333      166,667      200,000
            450,000         112,500      150,000      187,500      225,000
            500,000         125,000      166,668      208,333      250,000
            550,000         137,500      183,335      229,166      275,000
            600,000         150,000      200,000      250,000      300,000
            650,000         162,500      216,668      270,833      325,000
            700,000         175,000      233,335      291,666      350,000
            750,000         187,500      250,000      312,500      375,000
            800,000         200,000      266,668      333,333      400,000
            850,000         212,500      283,335      354,166      425,000
            900,000         225,000      300,000      375,000      450,000

---------------

(1) Certain of the benefits shown in the table may in part be paid as an operating expense outside the tax-qualified Lamson & Sessions Plan due to the maximum annual benefit limitation of $120,000 imposed by the Employee Retirement Income Security Act of 1974, as amended. The payment of such benefits outside the Lamson & Sessions Plan will not, however, increase the amount of total benefits currently provided under the Lamson & Sessions Plan. See "Supplemental Executive Retirement Plans."

(2) Includes salary, overtime and bonuses, but excludes commissions.

     The officers of the Company participate in the pension plans of the Company or a division thereof for which they meet the eligibility requirements. The pension plans generally provide for normal retirement benefits payable after attainment of age sixty-five and contain provisions for early retirement benefits, vested deferred retirement benefits and survivor's benefits upon the death of a participant.

     The Lamson & Sessions Plan covers the salaried employees of the Company. Normal retirement benefits under the Lamson & Sessions Plan, payable on a life annuity basis, are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is thirty and the numerator of which is the participant's number of years of service up to thirty.

     Messrs. Schulze, Abel, Allen, Buck and Meyer are participants in the Lamson & Sessions Plan with 8, 5, 27, 9 and 6 years of credited service, respectively, thereunder. The Lamson & Sessions Plan provides credit for service with an acquired company which maintained a pension plan and, accordingly, fourteen of Mr. Allen's years of credited service are so covered. Any benefits received by Mr. Allen under such other plan will be offset against any benefits he will receive under the Lamson & Sessions Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     Since 1975, the Company has had various forms of supplemental retirement benefit agreements with certain officers and executives of the Company who would not have been able to achieve approximately thirty years of service on their normal retirement date.

     The Company entered into amended and restated supplemental executive retirement plans in March 1990 with Messrs. Schulze and Allen, and with Mr. Abel as of January 1, 1991 (the "SERPS"). The SERPS provide that the employee will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount which would have been payable to him under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if he had completed thirty years of service with the Company and (ii) the amount actually payable to him thereunder or under any other applicable plan for which the employee meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the employee's employment with the Company is terminated other than for cause prior to retirement and in the event of the employee's death prior to retirement under certain circumstances. Under the SERPS, employees will also be reimbursed for the amount of taxes payable on benefits received under the SERPS in the event federal tax provisions relating to compensation paid in connection with a change in control of the Company become applicable. The SERPS provide for forfeiture of benefits in the event an employee is terminated for cause and in certain other circumstances.

     The Company annually expenses the actuarial present value of the anticipated costs of all such supplemental retirement benefits. Such costs are calculated on the basis of the total group of participants, not on an individual basis, and are prorated for active participants on the basis of the employment period until retirement, and for retired participants on the basis of a future lifetime calculation. The periodic expense for 1995 for the participants as a group (including the five executive officers named in the Summary Compensation Table) was $480,700. Directors who are not or were not employees of the Company or a subsidiary thereof are not eligible for such supplemental agreements.

AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into agreements with Messrs. Schulze, Abel, Allen, Buck and Meyer (the "Employment Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under certain circumstances. The form of Employment Agreement was approved by the Board of Directors in July 1988. The agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Employment Agreements provides that in the event of certain defined "changes in control" of the Company, the individual would continue his employment with the Company in his then current position for a term ranging from two to three years following such "change in control." Following a "change in control" each officer who is a party to an Employment Agreement would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the officer's duties or compensation, (ii) a determination by such officer that he is unable effectively to carry out his duties and responsibilities, (iii) relocation of the officer's principal work location to a place more than fifty miles from his principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes such agreement) or (v) a material breach of such agreement, such officer would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of his base compensation and incentive compensation (based on historical experience) which would be payable during the balance of the remaining period of employment. The officer would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his agreement. The amount of benefits which an officer may receive pursuant to the Employment Agreements is capped to avoid any payments constituting an "excess parachute payment" as defined in the Internal Revenue Code.

     None of these agreements creates employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and the officer each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such officers for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPS, the Employment Agreements and certain expenses incurred by the officers who are parties thereto in enforcing their rights thereunder, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, they will become irrevocable. Such trusts are nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each current member of the Board of Directors as well as all of the Company's executive officers. Such agreements essentially provide that to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his service as a member of the Board of Directors or as an officer if the indemnitee's conduct which gave rise to such liability meets certain prescribed standards.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships, reporting of which is required by applicable rules of the SEC.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives which enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction to publicly held companies for compensation paid to any executive officer whose compensation exceeds $1 million and has concluded that this Section will not affect compensation paid to any executive officer in 1996.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function which has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance. In determining the Chairman's compensation, the Committee considered the Company's performance and recognized
(i) the overall improvement, on an operating basis, of the Company's financial position during the past year, (ii) the further progress made in improving the Company's capital structure, and (iii) the continuing improvement in the strategic positioning of the Company.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target award levels are established annually by the Committee for each executive officer of the Company. The Chairman's award is based solely on the financial performance of the Company expressed in terms of earnings per share. Executive officers receive awards based 80% on the financial performance of the Company and individual business units and 20% on the achievement of specific personal goals and objectives.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the Company's 1988 Incentive Equity Performance Plan under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company.

     The Committee fixes the terms and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company. To tie stock options more directly to performance of the Company's stock, the Committee in 1993 changed the vesting schedule for stock options from 50% vesting one year after the date of grant and 100% vesting after two years to a vesting schedule under which, one year after the date of grant, three minimum stock price appreciation levels must be reached as a condition to full exercise of the option.

     Since stock options under the 1988 Incentive Equity Performance Plan and grants under the Long-Term Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Plan are made in the form of performance units payable upon the achievement of three year corporate goals, currently expressed in terms of earnings per share. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve the grant of performance units to executive officers for 1995.

                                 COMPENSATION AND ORGANIZATION COMMITTEE

                            D. Van Skilling, Chairman     John C. Dannemiller
                            Francis H. Beam, Jr.          A. Malachi Mixon, III

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1990 in each of the Company's Common Shares, the Standard & Poor's Electrical Equipment Index and the Standard & Poor's 500 Index, with dividends assumed to be reinvested when received.
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                                                  STANDARD &
                                                 POOR'S ELEC-    STANDARD & PO
      MEASUREMENT PERIOD           LAMSON &      TRICAL EQUIP-     OR'S 500
    (FISCAL YEAR COVERED)          SESSIONS       MENT INDEX         INDEX
12/90                                      100             100             100
12/91                                      106             133             130
12/92                                      145             145             140
12/93                                      123             175             155
12/94                                      155             177             157
12/95                                      200             249             215
[FIGURE1]

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the named executive officers beneficially owned the number of Common Shares indicated opposite his name as of January 15, 1996. Except for Mr. Schulze who beneficially owns 3.41% of the Company's Common Shares, none of the named executive officers beneficially owns as much as one percent of the Company's Common Shares.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
                                    NAME                      OWNERSHIP(1)(2)
               ---------------------------------------------------------------
               John B. Schulze...............................      477,534
               James J. Abel.................................       96,600
               Charles E. Allen..............................      120,834
               Mark R. Buck..................................       46,850
               A. Corydon Meyer..............................       27,074

---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 15, 1996 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 322,134; Mr. Abel -- 93,600; Mr. Allen -- 93,267; Mr. Buck -- 44,000; and Mr. Meyer -- 25,967.

(2) Includes shares held jointly or in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC, but as to which shares the officer may have disclaimed beneficial ownership. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 22,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other executive officer has disclaimed beneficial ownership of any shares.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York and Pacific Stock Exchanges and to provide the Company with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended December 30, 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except as follows: on September 21, 1995, Mr. Beam filed a late Form 4 indicating a purchase of Common Shares.

          PROPOSED AMENDMENT TO 1988 INCENTIVE EQUITY PERFORMANCE PLAN

                                (PROPOSAL NO. 2)

BACKGROUND

     The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan ("1988 Plan") was approved by the shareholders on May 5, 1988. On February 29, 1996, the Board of Directors approved an amendment to the 1988 Plan, subject to shareholder approval at the Annual Meeting. The proposed amendment would increase the number of shares to be issued under the 1988 Plan from 1,150,000 to 1,800,000, thereby making 650,000 additional shares available for grant under the Plan. The additional shares represent less than 5% of the issued and outstanding stock of the Company. To date, options to acquire approximately 983,000 Common Shares have been granted under the 1988 Plan. Accordingly, the Board of Directors believes an increase in the maximum number of shares for which awards under the 1988 Plan may be granted is necessary in light of the Company's present intention to continue granting awards in order to assist the Company in developing and maintaining strong management. The following summary of the 1988 Plan as amended is qualified by reference to the full text of the 1988 Plan.

PLAN SUMMARY

     The purpose of the 1988 Plan is to encourage key executive and managerial employees of the Company and its subsidiaries and affiliates to become owners of the Company's Common Shares in order to increase their interest in the Company's long-term success.

     The 1988 Plan is administered by the Compensation and Organization Committee. The Committee is authorized from time to time, upon recommendation of the Chief Executive Officer, to select key employees and officers who will participate in the 1988 Plan and to determine the size of the awards and grants, and the conditions and terms applicable to them.

     In general, the Company may grant Awards consisting of stock options to purchase Common Shares, SARs held in tandem with stock options, restricted stock awards ("Restricted Stock") and/or deferred stock awards ("Deferred Stock").

     Stock options are granted for fixed terms and at a fixed price per share which will not be less than the fair market value of the Common Shares on the date the option is granted. The market value of the securities underlying options previously granted was $8.125 at January 15, 1996. Options may be granted that qualify as ISOs or that do not so qualify ("Non-Qualified Stock Options"). The term for ISOs may not exceed ten years and, for Non-Qualified Stock Options, may not exceed ten years and a day. A participant may not usually exercise a stock option until one year after its grant. Awards of stock options may be subject to conditions including the attainment of performance goals.

     SARs may be granted in tandem with a stock option. SARs entitle the holder to receive cash and/or Common Shares equal to the excess of the fair market value of the Common Shares covered by the SAR over the option price of those Common Shares. Generally, SARs may not be exercised during the first six months of their term. When exercising the SAR the holder must surrender the underlying stock option.

     Awards of Restricted Stock are subject to conditions which may include the attainment of performance goals and the payment of a purchase price which will be set by the Compensation and Organization Committee.

     Awards of Deferred Stock entitle the participant to a non-transferable right to receive Common Shares after a specified deferral period. The participant receives the Deferred Stock without payment; however, conditions may be imposed upon the right to receive the Common Shares, including, without limitation, the attainment of specified performance goals.

     In the event of a "change in control" or upon a "potential change in control" (each as defined in the 1988 Plan) of the Company, all stock options and SARs fully vest and become exercisable, all restrictions and deferral limitations are lifted on Restricted and Deferred Stock, and any or all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding sixty day period.

PLAN BENEFITS

     Set forth in the table below are the number of Non-Qualified Stock Options that were granted under the Plan during the Company's last completed fiscal year, to each of (i) the chief executive officer and the four most highly compensated executive officers of the Company, (ii) all present executive officers as a group and (iii) all employees, including all present officers who are not executive officers, as a group. To date, no incentive stock options have been granted under the Plan. The number of stock options that will be granted to the aforementioned individuals and groups in the future is not determinable at this time.

                                                                       NUMBER OF NONQUALIFIED
                                                                       STOCK OPTIONS GRANTED
                             NAME AND POSITION                              DURING 1995
     ----------------------------------------------------------------------------------------
     John B. Schulze
       Chairman of the Board,
       President and Chief
       Executive Officer...............................................          80,000
     James J. Abel
       Executive Vice President,
       Secretary, Treasurer
       and Chief Financial Officer.....................................          36,000
     Charles E. Allen
       Senior Vice President...........................................          15,000
     Mark R. Buck
       Vice President -
       Carlon Electrical Products......................................          15,000
     A. Corydon Meyer
       Vice President -
       Lamson Home Products............................................          15,000
     All present nonemployee directors as a group......................               0
     All present executive officers as a group.........................         166,000
     All employees, including all present officers who are not
       executive officers, as a group..................................         227,000

FEDERAL INCOME TAX ASPECTS OF 1988 INCENTIVE EQUITY PERFORMANCE PLAN

     The following is a brief summary of the Federal income tax consequences of the transactions under the Plan based on Federal income tax laws in effect on December 31, 1995. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     INCENTIVE STOCK OPTIONS. Generally, no taxable income is recognized by the optionee upon the grant or exercise of an ISO. If Common Shares are issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount recognized in excess of the option price will be taxed to such optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee, unless the optionee engages, within the same year of exercise, in a disqualifying disposition of the shares received upon exercise.

     If Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount recognized on the disposition of such shares if a sale or exchange) over the option price paid for such shares, and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if it complies with withholding requirements ("withholding requirements"). Any further gain (or loss) recognized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed as a Non-Qualified Stock Option.

     NON-QUALIFIED STOCK OPTIONS. Except as noted below, with respect to Non-Qualified Stock Options, (1) no income is recognized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is entitled to a tax deduction in the same amount subject to the withholding requirements and the ordinary and necessary test; and (3) at the time of sale of shares acquired pursuant to the exercise of a Non-Qualified Stock Option, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. See discussions below regarding restricted stock and deferred stock awards for tax rules applicable where the spread value of an option is settled in restricted stock or deferred stock.

     STOCK APPRECIATION RIGHTS. No income will be recognized by an optionee in connection with the grant of an SAR. When the SAR is exercised, the optionee will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise. The Company will be entitled to a deduction for Federal income tax purposes at the same time equal to the amount included in such optionee's income by reason of the exercise subject to the withholding requirements and the ordinary and necessary test. If the optionee receives Common Shares upon the exercise of an SAR, the post-exercise appreciation (or depreciation) will be treated in the same manner as discussed above under "Non-Qualified Stock Options."

     RESTRICTED STOCK. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock at such time the stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code of 1986 ("restrictions"). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of restricted stock (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund or loss for tax purposes equal to the purchase price, if any, of the forfeited shares (regardless of whether he made a Section 83(b) election). With respect to the sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the recipient timely elects to be taxed as of the date of transfer of the shares, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions). The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient subject to the withholding requirements and the ordinary and necessary test.

     DEFERRED STOCK. The recipient of a deferred stock award will generally be subject to tax at ordinary income rates on the fair market value of the deferred unrestricted stock on the date that such stock is transferred to the participant under the award, and the capital gains/loss holding period for such stock will also commence on such date. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient subject to the withholding requirements and the ordinary and necessary test.

     CAPITAL GAINS. Under current law, capital gains are subject to the same tax rates that apply to ordinary income, except that capital gains are subject to a maximum tax rate of 28%. Capital losses, however, will not be treated like ordinary losses, since capital losses must be offset against any capital gains, with only the lesser of the excess of such capital losses over such capital gains or $3,000 ($1,500 in the case of a married individual filing a separate return) being deductible in the same manner as ordinary losses. Although legislation to reduce the tax rate on certain capital gains has been introduced in Congress and is pending, no legislation changing the capital gains tax rate has yet been enacted. It is uncertain whether any such legislation will be enacted or, if enacted, whether such legislation will apply to any pre-existing or future awards under the Plan.

     DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends paid on restricted stock transferred to a participant will generally be treated as compensation that is taxable as ordinary income to the participant and is deductible by the Company subject to the withholding requirements and the ordinary and necessary test, unless the participant makes a timely Section 83(b) election, in which case the dividends are treated as dividends that are taxable as ordinary income to the participant but are not deductible by the Company. If dividend equivalents are credited with respect to deferred stock awards, such equivalents will be taxed at ordinary income rates when paid to the participant and will generally be deductible by the Company at that time subject to the withholding requirements and the ordinary and necessary test.

     PAYMENTS IN RESPECT OF A CHANGE IN CONTROL. The Plan authorizes the acceleration of payment of awards and related Common Shares in the event of a Change in Control or Potential Change in Control as defined in the Plan. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Internal Revenue Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

REQUIRED VOTE

     The proposed amendment to the Lamson & Sessions 1988 Incentive Equity Performance Plan requires the affirmative vote of the holders of a majority of the outstanding common shares issued and outstanding and entitled to vote at the meeting whether present in person or by proxy.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young LLP ("Ernst & Young"), Cleveland, Ohio, has served as independent auditors to the Company. In February 1995, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent auditors for the fiscal year ended December 30, 1995.
Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in April 1997, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 15, 1996 for inclusion in the Company's Proxy Statement and form of proxy relating to the 1997 Annual Meeting of Shareholders. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Meeting other than as herein presented. However, if any other matter is properly brought before the Meeting the persons appointed as proxies in the accompanying proxy will have discretion to vote or act thereon according to their best judgment.

     The Company's 1995 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

     By Order of the Board of Directors.
                                            /s/ James J. Abel
                                            JAMES J. ABEL
                                            Secretary

       LAMSON & SESSIONS                    THIS PROXY IS SOLICITED ON BEHALF
                                               OF THE BOARD OF DIRECTORS.
    25701 Science Park Drive             The undersigned hereby appoints J. J.
P    Cleveland, Ohio 44122               Abel, C. E. Allen and W. H.
                                         Breitenbach, and each of them, as
    ------------------------             proxies, each with the power to appoint
R                                        his substitute, and hereby authorizes
                                         them to represent and to vote, as
                                         designated below, all the Common Shares
O                                        of The Lamson & Sessions Co. held of
                                         record by the undersigned on March 4,
                                         1996 at the Annual Meeting of
X                                        Shareholders to be held on April 26,
                                         1996 or any adjournment thereof.

Y 1. ELECTION OF CLASS III DIRECTORS:
     TO VOTE FOR ALL NOMINEES LISTED BELOW*  / /   TO WITHHOLD AUTHORITY  / /
                                                  for all nominees listed below

            A. Malachi Mixon, III, John C. Morley, John B. Schulze

      *To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.

  -----------------------------------------------------------------------------

  2. Approval of an increase of 650,000 in the number of Common Shares covered by The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan.
     FOR  / /      AGAINST  / /      ABSTAIN  / /

  3. In their discretion, the persons named as proxies above are authorized to vote upon any other matter as may properly come before the annual meeting or any adjournment thereof.
                                  (Continued and to be signed on the other side)



PROXY NO.            (proxy -- continued from other side)          NO. OF SHARES

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE AMENDMENT TO THE LAMSON & SESSIONS CO. 1988 INCENTIVE EQUITY PERFORMANCE PLAN.

         Please sign exactly as name appears below. When shares are held by
         ------------------------------------------
                                       joint tenants, both should sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title or capacity. If a corporation, please sign in corporate name by authorized officer and give title. If a partnership, please sign in partnership name by authorized person.

                                                     DATED                , 1996
                                                          ----------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                Second signature if held jointly

                                                   PLEASE MARK, SIGN, DATE AND
                                                   RETURN THIS PROXY PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE